UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2019

ADT Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of Incorporation)

001-38352
(Commission File Number)

47-4116383
(I.R.S. Employer Identification No.)

1501 Yamato Road Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 322-7235
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01           Regulation FD Disclosure.

Notes Offerings

On March 18, 2019, Prime Security Services Borrower, LLC, a Delaware limited liability company (the “Issuer”), and Prime Finance Inc., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), launched an offering of $1,250.0 million aggregate principal amount of senior unsecured notes (the “Unsecured Notes Offering”). The Issuers have elected not to pursue the Unsecured Notes Offering at this time. However, the Issuers may elect to pursue one or more new debt transactions in the future.

As previously announced, the Issuers’ offering (the “First-Priority Notes Offerings”) of (i) $750.0 million aggregate principal amount of 5.250% first-priority senior secured notes due 2024 and (ii)  $750.0 million aggregate principal amount of 5.750% first-priority senior secured notes due 2026 closed on April 4, 2019. The Issuers used the proceeds from the First-Priority Notes Offerings, along with cash on hand and borrowing under the Issuer’s revolving credit facility, to (i) repurchase $1,000.0 million aggregate principal amount of the Issuers’ 9.250% Second-Priority Senior Secured Notes due 2023 (the “Prime Notes”) that were tendered prior to the early tender time of 5:00 p.m., New York City time, on March 29, 2019, pursuant to the Issuers’ previously announced tender offer, (ii) repay $500.0 million of outstanding term loans under the Issuer’s existing credit agreement and (iii) pay fees and expenses associated with the foregoing, including the early tender payment and accrued and unpaid interest on the repurchased Notes. No Prime Notes will be purchased on April 12, 2019 in connection with the tender offer.

Rescission of Conditional Notice of Redemption

On April 11, 2019, the Issuers delivered a Rescission of Conditional Notice of Redemption (the “Notice”) with respect to their outstanding Prime Notes. The Notice was issued pursuant to the terms of the Indenture, dated as of May 2, 2016, as amended (the “Indenture”), between the Issuers and Wells Fargo Bank, National Association, as trustee.

The Notice rescinds the Conditional Notice of Redemption, dated March 18, 2019 (the “Original Redemption Notice”), which provided for the redemption by the Issuers of up to $2,246.0 million outstanding aggregate principal amount of the Prime Notes upon completion of the First-Priority Notes Offerings and the Unsecured Notes Offering, and provides that no Prime Notes shall be redeemed on April 17, 2019.

The information in this Item 7.01 is incorporated by reference into the Issuers’ Offer to Purchase, dated March 18, 2019.

The information in this Item 7.01 is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

Forward Looking Statements

ADT has made statements in this filing and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. Any forward-looking statement made in this filing speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control and could cause future events or results to be materially different from those stated or implied in this document, or to occur at all, including among others, risk factors that are described in the ADT Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 11, 2019	ADT Inc.

	By:	/s/ David Smail
David Smail
Executive Vice President and Chief Legal Officer